EXHIBIT 23


                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-21077) and Form S-8 (Registration No. 333-30397) of our report dated March 31, 1998 (April 23, 1998 with respect to Note A) on the financial statements included int he annual report on Form 10-KSB of Food Court Entertainment Network, Inc. as of and for the year ended December 31, 1997.

/s/ Richard A. Eisner & Company, LLP

New York, New York
May 5, 1998